UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 19, 2013, Pingtan Marine Enterprise Ltd. (the “Company”) entered into a Master Agreement (the “Master Agreement”) with Fuzhou Honglong Ocean Fishery Co., Ltd., a company incorporated under the laws of China and an affiliate of the Company (the “Seller”), for the acquisition of certain fishing vessels. The Seller’s owner, Mr. Xinrong Zhuo, is a director and the Chief Executive Officer of the Company.

The Master Agreement provides for the purchase by the Company of 46 fishing trawlers (the “Vessels”). In consideration for the Vessels, the Company will (i) pay to the Seller $200,000,000 (RMB 1,233,020,000) in cash consideration (the “Cash Consideration”), (ii) release $54,851,485 (RMB 338,164,890) constituting the outstanding amount of any remaining related party debt to be repaid to the Company under the terms of that certain Share Purchase Agreement dated October 24, 2012, by and between the Company, Seller, Mr. Xinrong Zhuo, Merchant Supreme Co., Ltd. and Prime Cheer Corporation Limited (the “Related Party Debt”), and (iii) issue a promissory note in the amount of $155,166,195 (RMB 956,615,110) to Seller (the “Promissory Note”) The purchase price is based on third-party appraisal reports prepared by BMI Appraisals Limited.

The Master Agreement provides that the Seller shall deliver each Vessel on the same date, and delivery and acceptance of each Vessel shall occur on a simultaneous basis. Delivery of each Vessel will be pursuant to an agreement in the form provided as an exhibit to the Master Agreement. The closing of the sale of each vessel is conditioned on the delivery of certain documents, including the required government approvals (the “Closing”). During the time period between the signing of the Master Agreement and the Closing, the Company is entitled to 100% of the net profits received by each of the Vessels. As security for the fulfillment of the Master Agreement, the Company agreed to (i) deliver the Cash Consideration to Seller on or prior to June 30, 2013, and (ii) release the Related Party Debt upon the signing of the Master Agreement. The remaining purchase price will be paid upon the Closing. The Master Agreement contains customary representations and warranties and covenants of each party. Breaches of the representations and warranties will be subject to customary indemnification and termination provisions.

The Promissory Note matures on June 19, 2015 and bears an interest rate of 4%. The Promissory Note is unsecured.

The Master Agreement and the Promissory Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. The descriptions contained herein of the terms of the Master Agreement and the Promissory Note, respectively, do not purport to be complete and is qualified in its entirety by reference to the Master Agreement and the Promissory Note.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Master Agreement by and between Pingtan Marine Enterprise Ltd. and Fuzhou Honglong Ocean Fishery Co., Ltd., dated June 19, 2013.

10.2	Promissory Note issued by the Company, dated June 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   June 25, 2013

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Xinrong Zhuo
Chief Executive Officer